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                                                                 Exhibit 2(d)(i)

                       Form of Specimen Share Certificate
                Cohen & Steers Worldwide Realty Income Fund, Inc.
              Incorporated under the laws of the State of Maryland

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
CERTIFICATE NUMBER:                             NUMBER OF SHARES:

Common Stock                                    CUSIP
This certificate is transferable in Canton,     See reverse side for certain definitions
MA, Jersey City, NJ or New York, NY

This is to Certify that____________________________________________ is the owner of _________________ fully paid and non-assessable shares of the Common Stock, par value $.001 per share, of Cohen & Steers Worldwide Realty Income Fund, Inc. hereinafter called the "Corporation", transferable on the books of the said Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and By-Laws and all amendments thereto, copies of which are on file in the offices of the Corporation, to all of which the holder of acceptance hereof assents.

              The Corporation is authorized to issue more than one class of capital stock. The Corporation will furnish a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue to any stockholder upon request without charge.

              This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

               Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


BANK OF NEW YORK                              COHEN & STEERS
As Transfer Agent and Registrar               WORLDWIDE REALTY INCOME FUND, INC.


By:                                      By:
    -------------------------                 ----------------------------------
      Authorized Signatory                    Name:
                                              Title: Secretary


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title: President



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Notice: The signature to this assignment must correspond with the name as written upon the back of the certificate in every particular, without alteration or enlargement of any change whatever.

The Corporation may issue more than one class of stock. Upon the request of a stockholder, and without charge, the Corporation will provide a description of each class of stock that the Corporation is authorized to issue, including the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class, and, with respect to any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws.

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
-----------------------------------------------------------------------------------------------------------------
TEN COM    -- as tenants in common                       UNIF GIFT MIN ACT      -- ......Custodian.........
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TEN ENT    -- as tenants by the entireties                                      (Cust)             (Minor)
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JT TEN     -- as joint tenants with right of                                    Under Uniform Gifts to Minors Act
           survivorship and not as tenant in common                             .................................
                                                                                                    (State)
-----------------------------------------------------------------------------------------------------------------
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     Additional abbreviations may also be used though not in the above list.

For value received, _____ hereby sell, assign and transfer unto

Please insert social security or other
identification number of assignee


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(Please print or typewrite name and address including postal zip code of assignee)

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-------------------------------------------------------------------- Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said Shares on the books of the within-named
Corporation with full power of substitution in the premises.


Dated __________________


       In presence of                       ___________________________________

____________________________________